UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2018

VISIUM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-04496677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11325 Random Hills Road, Suite 360

Fairfax, Virginia 22030

(Address of principal executive offices, including zip code)

(703) 225-3443

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2018, Visium Technologies, Inc., a Florida corporation (the “Company”), entered into that certain Amendment to Membership Purchase Agreement (the “Amendment”), effecting amendment to that certain Membership Interest Purchase Agreement (the “Original Purchase Agreement”), dated September 4, 2018 (the “Original Closing Date”), by and among the Company, as purchaser, and the sellers (the “Sellers”) of Threat Surface Solutions Group, LLC, a Virginia limited liability company (“TSSG”). Pursuant to the Amendment, the payment obligations under the Original Purchase Agreement were modified to reflect an earnout (the “Earnout”) to be calculated as follows: ten percent (10%) of sales generated by TSSG (the “TSSG Sales”) beginning on the Original Closing Date and ending on October 12, 2021, capped at $25,000,000 in TSSG Sales, for a total Earnout not to exceed $2,500,000, divided proportionally between the Sellers. The Earnout shall be paid quarterly, within thirty (30) days of the end of the fiscal quarter in which the TSSG Sales are collected.

The above descriptions of the Original Purchase Agreement and the Amendment do not purport to be complete and are qualified in their entirety by the full text of the forms of such documents, which are provided as exhibits 2.1 and 2.1, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement by and Among Threat Surface Solutions Group, LLC, Acquired Data Solutions, Inc., Ramparts, LLC, and Kevin Anderson, an Individual, and Visium Technologies, Inc. (incorporated by reference to Visium Technologies, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2018)
2.2	Amendment to Membership Interest Purchase Agreement *

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2019

VISIUM TECHNOLOGIES, INC.

By:	/s/ Mark Lucky
Mark Lucky
Chief Financial Officer

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